Exhibit 99.1

ABVC BioPharma Reports Third Quarter 2023 Financial and Operational Results

FREMONT, CA, November 15, 2023 -- ABVC BioPharma, Inc. (Nasdaq: ABVC), a biotechnology company specializing in botanically based solutions that seeks to deliver high efficacy and low toxicity to improve health outcomes, today announced its financial and operating results for the third quarter of 2023. These results, including the financial statements included herein, can be found in the Company’s Quarterly Report on Form 10-Q that was filed earlier today with the Securities and Exchange Commission

Third Quarter 2023 Financial Results

All comparisons are made on a year-over-year basis.

Shareholders’ Equity

On February 23, 2023, the Company entered into a securities purchase agreement with Lind Global Fund II, LP (“Lind”), pursuant to which the Company issued Lind a secured, convertible note in the principal amount of $3,704,167, for a purchase price of $3,175,000, that is convertible into shares of the Company’s common stock at an initial conversion price of $1.05 per share, subject to adjustment. The Company also issued Lind a common stock purchase warrant to purchase up to 5,291,667 shares of the Company’s common stock at an initial exercise price of $1.05 per share, subject to adjustment. During the period ended September 30, 2023, the Company has been repaying Lind with securities for 614,912 shares, totaling $1,814,800. During July 2023, the warrant exercise price was reset to $3.5 in accordance to the issuance of common stock in relation to securities purchase agreement on July 2023. As of September 30, 2023, the warrant has not yet been exercised.

On July 27, 2023, the Company entered into that certain securities purchase agreement. relating to the offer and sale of 300,000 shares of common stock, par value $0.001 per share and 200,000 pre-funded warrants, at an exercise price of $0.001 per share, in a registered direct offering. Pursuant to the Purchase Agreement, the Company agreed to sell the Shares and/or Pre-funded Warrants at a per share purchase price of $3.50, for gross proceeds of $1,750,000, before deducting any estimated offering expenses. On August 1, 2023, the pre-funded warrants were exercised.

On August 14, 2023, the Company entered into a cooperation agreement with Zhonghui. Pursuant thereto, the Company acquired 20% of the ownership of a property and the parcel of the land owned by Zhonghui in Leshan, Sichuan, China. During the third quarter of 2023, the Company issued to Zhonghui, an aggregate of 370,000 shares of the Company’s common stock, at a per share price of $20.

The above-mentioned equity is before the reverse stock split in 2023.

As of September 30, 2023, the Company achieved a total shareholders’ equity of $9.10M and therefore believes it has regained the compliance with NASDAQ’s shareholders’ equity requirement.

●	Revenues. We generated $15,884 and $42,269 in revenues for the three months ended September 30, 2023 and 2022, respectively. The decrease in revenues was due to completion of ongoing projects and awaiting new drug approval.

●	Operating Expenses. Operating Expenses decreased by $1,606,226 or 43%, to $2,141,143 for the three months ended September 30, 2023 from $3,747,369 for the three months ended September 30, 2022. Such decrease in operating expenses was mainly attributable to the decrease in selling, general and administrative expenses and research and development expenses, since research and development projects have been dormant while the Company awaits results for further development, while being offset by the increase in stock-based compensation.

●	Other Income (expense). Other expense was $1,214,206 for the three months ended September 30, 2023, compared to other expense of $56,461 for the three months ended September 30, 2022. The change was principally caused by the increase in interest expense and the loss on foreign exchange changes, while being offset by the increase in interest income for the three months ended September 30, 2023, and decrease in other expenses for the three months ended September 30, 2022.

●	Net Loss. The net loss was $3,368,080 for the three months ended September 30, 2023 compared to $3,776,524 for the three months ended September 30, 2022, representing a decrease of $408,444, or 11%.

●	Cash and Cash Equivalents. The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2023 and December 31, 2022, the Company’s cash and cash equivalents amounted $500,069 and $85,265, respectively.

Recent Operational Highlights

Neurology

The MDD Phase II trials for ABV-1504 were completed successfully with good tolerance to the drug, and no serious adverse effects were reported. The product is ready for an End-of-Phase 2 meeting with the FDA to finalize the protocol for Phase III trials. At the same time, we commenced the ADHD Phase IIb trials at the University of California, San Francisco (UCSF) and another five sites in Taiwan. The trials are heading for the interim report, which we expect to complete by the end of 2023. ABV-1601 for MDD in cancer patients has completed Phase I study preparation, including the Site Initiation Visit (SIV).

On July 31, 2023, ABVC signed a legally binding term sheet with a Chinese pharmaceutical company, Xinnovation Therapeutics Co., Ltd, for the exclusive licensing of ABV-1504 for Major Depressive Disorder (MDD) and ABV-1505 for Attention-Deficit/Hyperactivity Disorder in mainland China. Under this agreement, Xinnovation will hold exclusive rights to develop, manufacture, market, and distribute our innovative drugs for MDD and ADHD in the Chinese market and shall bear the costs for clinical trials and product registration in China. We are negotiating definitive agreements with Xinnovation and are excited that the licensing deal carries a possible aggregate income of $20 million for ABVC if all expected sales are made.

In November 2023, each of ABVC and one of its subsidiaries, BioLite, Inc. (“BioLite”) entered into a multi-year, global licensing agreement with AIBL for the Company and BioLites’s CNS drugs with the indications of MDD (Major Depressive Disorder) and ADHD (Attention Deficit Hyperactivity Disorder) (the “Licensed Products”). The potential license will cover the Licensed Products’ clinical trial, registration, manufacturing, supply, and distribution rights. The Licensed Products for MDD and ADHD, owned by ABVC and BioLite, were valued at $667M by a third-party evaluation. The parties are determined to collaborate on the global development of the Licensed Products. The parties are also working to strengthen new drug development and business collaboration, including technology, interoperability, and standards development. As per each of the respective agreements, each of ABVC and BioLite shall receive 23 million shares of AIBL stock at $10 per share, and if certain milestones are met, $3,500,000 and royalties equaling 5% of net sales, up to $100 million.

Ophthalmology

Vitargus®, a vitreous substitute, is a groundbreaking, advanced-staged R&D product that we believe will be the first biodegradable hydrogel used in retinal detachment surgery. Vitargus® has completed the feasibility study in Australia and was approved by the Australian Therapeutic Goods Administration (TGA) to initiate the next trial phase in two participating sites. This is vital to obtaining final regulatory approval for Vitargus® in Australia.

The Science Park Administration in Taiwan approved ABVC’s plan to set up a pilot Good Manufacturing Practice (GMP) facility to produce Vitargus® and to pursue the process development work for manufacturing optimization. We are undertaking this project, proposed by ABVC’s Taiwan affiliate and co-development partner, BioFirst Corporation, to upgrade the Vitargus® manufacturing processes so it can ultimately handle the global market supply. ABVC and BioFirst Corporation expect to complete the facility’s construction in Hsinchu Biomedical Science Park, Taiwan, in 2024.

Oncology/Hematology

The United States Food & Drug Administration (US FDA) approved the Investigational New Drug (IND) application for the proposed clinical investigation of BLEX 404, the primary active ingredient in ABV-1519, for advanced inoperable or metastatic EGFR-mutated non-small cell lung cancer. This treatment is being co-developed by BioKey, Inc. (“BioKey”) and by the Rgene Corporation, Taiwan. The study is under review at the Taiwan FDA for approval. This is the fourth IND approved by the US FDA for BLEX 404. The previous three INDs are for the combination therapies of triple-negative breast cancer, myelodysplastic syndromes (MDS), and pancreatic cancer.

CDMO

BioKey, a wholly-owned subsidiary of the Company based in Fremont, California, produces dietary supplements derived from the maitake mushroom in tablet and liquid forms. BioKey has entered the second year of the distribution agreement with Define Biotech Co. Ltd. BioKey is currently set to produce an additional $1 million worth of products for the global market. We continue to work on distribution for the US and Canadian markets with Shogun Maitake.

On the regulatory services front for our clients, we received two ANDA approvals from the US FDA. We have a three-year contract, worth up to $3 million, for clinical development services between BioKey and Rgene Corporation. With this base, we are actively developing BioKey as a contract research, development, and manufacturing organization (CRDMO) to become a one-stop solution for pharmaceutical services. We also established BioKey (Cayman), Inc. to attract strategic investors to aid BioKey in getting listed on the Taiwan Stock Exchange.

Strategic Investments

ABVC entered a cooperation agreement with Zhonghui United Technology (Zhonghui) Group Co., Ltd. and its affiliated enterprises that contemplates a joint development of a large-scale health and wellness base in Chengdu, China. The anticipated partnership aims to establish an integrated platform to facilitate collaborations between researchers and industry leaders. ABVC issued 370,000 shares of common stock to Zhonghui at $20 per share in consideration for a 20% ownership of certain property owned by Zhonghui, estimated at $37 million by a third-party valuation company, and another piece of land Zhonghui currently owns in that same area. The parties are waiting for final asset ownership certification over these properties from the Chinese government, but based on the cooperation agreement, Zhongui does maintain the right to replace these properties with suitable replacements, acceptable to ABVC.

On July 27, 2023, we entered a definitive securities purchase agreement with a single institutional investor to purchase $1.75 million worth of our common stock and pre-funded warrants in a registered direct offering. Under the terms of the securities purchase agreement, the Company sold 300,000 shares of common stock and 200,000 pre-funded warrants. The purchase price per share of common stock is $3.50, and the purchase price for the pre-funded warrants is identical to the purchase price for a share of common stock, less the exercise price of $0.01 per share.

Nasdaq Compliance

The Company has regained compliance with Nasdaq Marketplace Rules relating to maintaining a minimum $1.00 bid price and believes it regained compliance with the $2.5 million minimum shareholders equity requirements, as explained above.

As per Nasdaq Marketplace Rules, the Company had to present evidence on closing bid price of at least $1.00 per share for ten consecutive trading days, which it completed on August 08, 2023.

“We are delighted with our remarkable accomplishments and meaningful progress in 2023, and look forward to upcoming reports to end 2023 on a positive note,” said Uttam Patil, Ph.D., Chief Executive Officer of ABVC BioPharma. “I am pleased with ABV-1505 (ADHD) Phase II, part II study making substantial progress at five Taiwan study sites and UCSF and expecting to be completed in 2023, Phase I studies of ABV-1601 for treating depression in cancer patients being initiated at CSMC in the US, and the progress of End-of-Phase II meeting preparation for ABV-1504 (MDD) with Dr. Maurizio Fava and Dr. Thomas Laughren of Clinical Trials Network and Institute, (CTNI). In addition, ABV-1701 Vitargus®, a hydrogel we developed to make retina reattachment surgery more comfortable and successful for patients, has shown advantages over existing devices available to surgeons in a Phase I clinical study completed in Australia in 2018, indicating a promising outcome from the Phase II trials. We remain excited about our ongoing research initiatives and look forward to expanding our product pipeline.”

About ABVC BioPharma

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company’s network of research institutions includes Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

Forward-Looking Statements

Clinical trials are in early stages, and there is no guarantee that any specific outcome will be achieved. This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

Contact

Leeds Chow, CFO

Email: leedschow@ambrivis.com

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$500,069	$85,265
Restricted cash	620,868	1,306,463
Accounts receivable, net	1,530	98,325
Accounts receivable – related parties, net	624,373	757,343
Due from related party – current	535,046	513,819
Short-term Investment	68,521	75,797
Prepaid expenses and other current assets	143,127	150,235
Total Current Assets	2,493,534	2,987,247

Property and equipment, net	7,953,936	573,978
Operating lease right-of-use assets	899,817	1,161,141
Long-term investments	2,677,395	842,070
Deferred tax assets	34,256	117,110
Prepaid expenses – non-current	128,898	135,135
Security deposits	44,259	58,838
Prepayment for long-term investments	1,429,016	2,838,578
Due from related parties – non-current	930,396	865,477
Total Assets	$16,591,507	$9,579,574

LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loans	$852,500	$1,893,750
Accrued expenses and other current liabilities	3,558,213	2,909,587
Contract liabilities	79,501	10,985
Operating lease liabilities – current portion	392,666	369,314
Due to related parties	480,196	359,992
Total Current Liabilities	5,363,076	5,543,628

Tenant security deposit	5,680	7,980
Operating lease liability – non-current portion	507,151	791,827
Convertible notes payable – third parties	1,654,404	-
Total Liabilities	7,529,911	6,343,435

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 20,000,000 authorized, nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 10,000,000 authorized, 4,823,043 and 3,286,190 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively(1)	4,823	3,286
Additional paid-in capital	80,662,290	67,937,050
Stock subscription receivable	(677,220)	(1,354,440)
Accumulated deficit	(62,309,161)	(54,904,439)
Accumulated other comprehensive income	519,123	517,128
Treasury stock	(9,100,000)	(9,100,000)
Total Stockholders’ Equity	9,099,855	3,098,585
Noncontrolling interest	(38,259)	137,554
Total Equity	9,061,596	3,236,139

Total Liabilities and Equity	$16,591,507	$9,579,574

(1)	Prior period results have been adjusted to reflect the 1-for-10 reverse stock split effected on July 25, 2023.

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three months Ended September 30,		Nine months Ended September 30,
	2023	2022	2023	2022
Revenues	$15,884	$42,269	$150,265	$380,789

Cost of revenues	29,614	10,741	162,831	21,004

Gross (loss) profit	(13,730)	31,528	(12,566)	359,785

Operating expenses
Selling, general and administrative expenses	1,182,093	3,216,146	3,841,633	6,000,055
Research and development expenses	141,310	305,483	990,731	1,197,669
Stock-based compensation	817,740	225,740	1,409,969	5,143,483
Total operating expenses	2,141,143	3,747,369	6,242,333	12,341,207

Loss from operations	(2,154,873)	(3,715,841)	(6,254,899)	(11,981,422)

Other income (expense)
Interest income	40,246	48,164	147,998	127,354
Interest expense	(1,218,624)	(126,536)	(1,390,039)	(159,507)
Operating sublease income	(3,000)	21,597	53,900	78,523
Gain/Loss on foreign exchange changes	(25,059)	(177)	(55,625)	17,865
Other (expense) income	(7,769)	491	(1,174)	(59,381)
Total other (expense) income	(1,214,206)	(56,461)	(1,244,940)	4,854

Loss before income tax	(3,369,079)	(3,772,302)	(7,499,839)	(11,976,568)

Provision for (benefit from) income tax	(999)	4,222	80,696	(165,096)

Net loss	(3,368,080)	(3,776,524)	(7,580,535)	(11,811,472)

Net loss attributable to noncontrolling interests	(50,564)	(71,660)	(175,813)	(252,171)

Net loss attributed to ABVC and subsidiaries	(3,317,516)	(3,704,864)	(7,404,722)	(11,559,301)
Foreign currency translation adjustment	(15,082)	(190,019)	1,995	(426,579)
Comprehensive loss	$(3,332,598)	$(3,894,883)	$(7,402,727)	$(11,985,880)

Net loss per share:
Basic and diluted	$(0.82)	$(1.14)	$(2.08)	$(3.71)

Weighted average shares used in computing net loss per share of common stock(1):
Basic and diluted	4,055,345	3,257,912	3,555,474	3,119,795

(1)	Prior period results have been adjusted to reflect the 1-for-10 reverse stock split effected on July 25, 2023.

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(7,580,535)	$(11,811,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,949	17,364
Stock-based compensation for non-employees	1,409,969	5,143,483
Provision for doubtful accounts	38,500	521,955
Other non-cash expenses	1,422,362	30,564
Deferred tax expense	(35,719)	(31,247)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	191,265	(31,909)
Decrease (increase) in prepaid expenses and security deposits	27,924	243,065
Decrease (increase) in tenant security deposit	(2,300)	-
Decrease (increase) in due from related parties	189,755	(983,707)
Decrease in inventory	-	5,486
Increase (decrease) in accrued expenses and other current liabilities	648,626	(99,306)
Increase (decrease) in contract liabilities	68,516	-
Increase (decrease) in due to related parties	(155,697)	58,402
Net cash used in operating activities	(3,756,385)	(6,937,322)

Cash flows from investing activities
Purchase of equipment	(21,201)	(119,603)
Increase in prepayment for long-term investments	(493,158)	(1,518,793)
Net cash used in investing activities	(514,359)	(1,638,396)

Cash flows from financing activities
Issuance of common stock	1,050,000	3,917,425
Proceeds from issuance of warrant	2,429,028	-
Proceeds from convertible notes payable – third parties	1,352,512	-
Proceeds from short-term loan	-	350,000
Repayment of short-term bank loans	(1,000,000)	-
Net cash provided by financing activities	3,831,540	4,267,425

Effect of exchange rate changes on cash and cash equivalents and restricted cash	168,413	(286,775)

Net decrease in cash and cash equivalents and restricted cash	(270,791)	(4,595,068)

Cash and cash equivalents and restricted cash
Beginning	1,391,728	6,565,215
Ending	$1,120,937	$1,970,147

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense paid	$27,525	$161,741
Income taxes paid	$-	$1,600